Exhibit 99.1
For Financial Inquiries:
Sybase Investor Relations
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
Charlie Chen
(925) 236-6015
charles.chen@sybase.com
For Press Inquiries:
Sybase Public Relations
Crystal Lu
(925) 236-6431
crystal.lu@sybase.com
SYBASE 2007 SECOND QUARTER RESULTS EXCEED CONSENSUS EPS
Management Raises Full-Year Cash Flow and EPS Guidance
DUBLIN, Calif. — July 25, 2007 — Sybase, Inc. (NYSE: SY), a leading provider of enterprise infrastructure and mobile software, today reported financial results for the second quarter ended June 30, 2007.
Highlights:
•	Total revenue increased 14% year over year, led by Sybase 365 messaging unit

•	Operating income on non-GAAP basis up 14% year over year; GAAP up 10%

•	Non-GAAP operating margin of 20%; GAAP operating margin of 15%

•	Non-GAAP fully diluted EPS of $0.37; GAAP EPS of $0.28

•	Cash flow from operations of $53.8 million; total cash and cash investments of $709.1 million

•	Management raises full-year non-GAAP EPS to $1.56 and GAAP EPS to $1.19

•	Full-year cash flow guidance raised to range of $195 million to $205 million

•	Stock repurchases of $40.0 million
2007 Second Quarter Results
Total revenue increased 14% to $245.0 million from $215.6 million in the second quarter of 2006. The company reported license revenue of $77.4 million, services revenue of $135.2 million, and messaging revenue of $32.4 million.

Non-GAAP operating income for the quarter increased 14% year over year to $47.8 million, representing a 20% operating margin.
Non-GAAP net income for the quarter was $34.3 million, or earnings per diluted share (EPS) of $0.37. This compares with non-GAAP net income of $32.8 million, or EPS of $0.36 for the second quarter of 2006.
Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the quarter increased 10% year over year to $35.6 million, representing a 15% operating margin.
GAAP net income was $26.0 million, or GAAP EPS of $0.28, for the quarter. This compares with GAAP net income of $26.3 million, or GAAP EPS of $0.29, for the 2006 second quarter. Included in the 2007 second quarter GAAP-based results is the impact of $2.8 million for the amortization of purchased intangibles related to the acquisition of Mobile 365.
Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, and restructuring costs, and the tax effect of these and related items. Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the 2007 second quarter.
“Our Unwired Enterprise efforts in the second quarter were marked by solid performance in the iAnywhere business, robust demand for our IQ analytics server, as well as overall strong operating results for Sybase 365,” stated John Chen, chairman, CEO, and president of Sybase. “Additionally, we expanded consolidated operating margin for the fifth consecutive quarter, driven by margin expansion in each of the three business segments, and we delivered strong cash flow from operations.
“Based on healthy pipelines, strong market demand, and ongoing operating efficiencies across all of our business segments, we are raising our full-year outlook for operating margin, cash flow, and earnings per share,” concluded Mr. Chen.
Balance Sheet and Other Data
At June 30, 2007, Sybase reported $709.1 million in cash and cash investments, including restricted cash of $6.0 million. In the second quarter, the company generated $53.8 million in cash flow from operations.

Sybase repurchased $40.0 million worth of its stock during the 2007 second quarter. As of June 30, 2007, $191.2 million remained authorized in the company’s current share repurchase program.
Days sales outstanding (DSO) for the 2007 second quarter was 72.
Forward Guidance
For the third quarter ending September 30, 2007, management anticipates revenues in the range of $250.0 million to $255.0 million and non-GAAP fully diluted EPS of approximately $0.40. GAAP EPS for the third quarter is expected to be approximately $0.30, which includes $2.7 million for the amortization of intangibles related to the acquisition of Mobile 365 in November 2006.
For full-year 2007, management is raising guidance for fully diluted non-GAAP EPS to approximately $1.56 from prior guidance of $1.52. Management anticipates revenue in the range of $1.015 billion to $1.025 billion. Management is raising guidance for GAAP EPS to approximately $1.19 from prior guidance of $1.12, which includes $10.9 million for the amortization of intangibles related to the acquisition of Mobile 365.
Management is raising guidance for full-year 2007 cash flow from operations to $195 million to $205 million, compared with prior guidance ranging from $190 million to $200 million.
Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the 2007 third quarter and full year.
2007 Second Quarter Company Highlights
•	Expanded partnership with Red Hat, Inc., the world’s leading provider of open source solutions, to include the first database appliance based on Sybase ASE 15.0 and Red Hat Enterprise Linux 5.

•	Sybase 365 and IQ selected by China Mobile and Agricultural Bank of China to meet more challenging global competition and customer demands.

•	Released embedded extract, transform and load (ETL) capabilities in Sybase IQ 12.7 analytics server.

•	Launched the AvantGo® client for BlackBerry® smart phones, allowing access to customized content on mobile Web sites anytime, anywhere.

•	Launched Sybase 365 securePay, a cardholder verification system enabling mobile phones to be used to authenticate a transaction at the absence of the card or cardholder; partnered with UK’s Telsecure to offer securePay to customers of financial institutions.

•	Partnered with Just Dial Services and Spanco Telesystems to expand Sybase 365’s footprint in India and expand SMS services to more enterprises and mobile subscribers.

•	Announced a new toolkit on the Information Anywhere Suite platform to create mobile forms for field inspection and survey applications.

•	Sybase Adaptive Server Enterprise (ASE) won the Enterprise Open Source Magazine’s Readers’ Choice Award for the third year; voted “Best Linux Database” by the open source community.

•	Twenty-one Sybase customers and partners were named 2007 Computerworld Honors Laureates.
Conference Call and Webcast Information
The Sybase 2007 second quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Wednesday, July 25, 2007. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on August 1, 2007. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #4613045. Additionally, the archived Webcast will be available through October 24, 2007 at http://www.sybase.com/about_sybase/investorrelations.
About Sybase, Inc.
Sybase is the largest global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. Sybase provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. The world’s most critical data in commerce, finance, government, healthcare, and defense runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended March 31, 2007.
Sybase, Adaptive Server Enterprise (ASE), AvantGo, Information Anywhere, and Sybase 365 are trademarks of Sybase, Inc., or its subsidiaries. All other names may be trademarks of the companies with which they are associated.
Note Regarding Non-GAAP Financial Measures
In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs and related tax effects. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains. There were no such expenses or gains during the periods presented.
We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and restructuring charges are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.
Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, restructuring costs and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period. We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.
In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.
We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.
The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.
Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses and restructuring costs described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.
Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:
•	These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.

•	The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:
Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.
Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.
Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.
•	Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.
Management compensates for theses limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share and per share data)	2007	2006
	(Unaudited)
Current assets:
Cash and cash equivalents	$436,803	$355,303
Short-term investments	220,955	269,612

Total cash, cash equivalents and short-term cash investments	657,758	624,915

Restricted cash	6,024	6,014
Accounts receivable, net	196,704	218,016
Deferred income taxes	6,242	6,224
Other current assets	32,857	16,392

Total current assets	899,585	871,561

Long-term cash investments	45,303	12,781
Property, equipment and improvements, net	64,639	66,458
Deferred income taxes	38,083	36,069
Capitalized software, net	72,006	71,179
Goodwill, net	540,709	540,303
Other purchased intangibles, net	138,538	149,648
Other assets	36,615	39,551

Total assets	$1,835,478	$1,787,550

Current liabilities:
Accounts payable	$22,735	$23,439
Accrued compensation and related expenses	50,403	59,748
Accrued income taxes	14,156	31,364
Other accrued liabilities	110,913	108,436
Deferred revenue	213,792	193,431

Total current liabilities	411,999	416,418

Other liabilities	44,082	44,428
Deferred income taxes	14,186	14,448
Long-term tax liability	25,797	—
Long-term deferred revenue	5,506	3,965
Minority interest	5,179	5,160
Convertible subordinated notes	460,000	460,000

Total stockholders’ equity	868,729	843,131

Total liabilities and stockholders’ equity	$1,835,478	$1,787,550

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2007	2006	2007	2006
Revenues:
License fees	$77,435	$83,141	$146,800	$150,029
Services	135,230	132,418	264,881	260,538
Messaging	32,358	—	63,379	—

Total revenues	245,023	215,559	475,060	410,567

Costs and expenses:
Cost of license fees	13,083	11,930	25,836	24,722
Cost of services	39,539	38,338	78,281	76,690
Cost of messaging	18,906	—	37,795	—
Sales and marketing	64,916	67,833	129,491	129,188
Product development and engineering	36,920	37,543	75,673	74,540
General and administrative	32,680	25,947	64,176	50,934
Amortization of other purchased intangibles	3,436	1,552	6,846	3,098
Cost (Reversal) of restructure	(51)	66	(47)	100

Total costs and expenses	209,429	183,209	418,051	359,272

Operating income	35,594	32,350	57,009	51,295

Interest income and expense and other, net	5,142	7,217	10,146	13,275
Minority interest	—	—	(20)	—

Income before income taxes	40,736	39,567	67,135	64,570

Provision for income taxes	14,708	13,234	25,959	20,985

Net income	$26,028	$26,333	$41,176	$43,585

Basic net income per share	$0.29	$0.30	$0.45	$0.49

Shares used in computing basic net income per share	90,891	89,113	91,020	89,375

Diluted net income per share	$0.28	$0.29	$0.44	$0.48

Shares used in computing diluted net income per share	92,972	91,402	93,294	91,716

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results (in 000s except percentage and per share amounts) :

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006	2007	2006

Operating Income

GAAP operating income	35,594	32,350	57,009	51,295
Plus:
Amortization of acquisition-related intangible assets	6,773	3,855	13,504	7,848
Stock-based compensation expense	5,483	5,562	11,233	10,987
Cost (Reversal) of restructure	(51)	66	(47)	100

Non-GAAP operating income	$47,799	$41,833	$81,699	$70,230

Net Income

GAAP net income	26,028	26,333	41,176	43,585
Plus:
Amortization of acquisition-related intangible assets	6,773	3,855	13,504	7,848
Stock-based compensation expense	5,483	5,562	11,233	10,987
Cost (Reversal) of restructure	(51)	66	(47)	100
Less:
Incremental income taxes associated with certain Non-GAAP items	(3,983)	(3,025)	(6,731)	(6,989)

Non-GAAP net income	$34,250	$32,791	$59,135	$55,531

Net Income Per Diluted Share

GAAP net income per diluted share	$0.28	$0.29	$0.44	$0.48
Plus:
Amortization of acquisition-related intangible assets	0.07	0.04	0.14	0.09
Stock-based compensation expense	0.06	0.06	0.12	0.12
Cost of restructure	(0.00)	0.00	(0.00)	0.00
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.04)	(0.03)	(0.07)	(0.08)

Non-GAAP net income per diluted share	$0.37	$0.36	$0.63	$0.61

Shares used in computing diluted net income per share	92,972	91,402	93,294	91,716
CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006	2007	2006

	($000)		($000)
Cost of services	376	681	715	1,361
Cost of messaging	124	0	310	0
Sales and marketing	1,206	1,051	2,472	2,047
Product development and engineering	656	679	1,342	1,272
General and administrative	3,121	3,151	6,394	6,307

Total	$5,483	$5,562	$11,233	$10,987
CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES
The following table shows the classification of amortization of purchased intangibles expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006	2007	2006

	($000)		($000)
Cost of license fees	2,406	2,303	4,811	4,750
Cost of messaging	931	0	1,847	0
Amortization of other purchased intangibles	3,436	1,552	6,846	3,098

Total	$6,773	$3,855	$13,504	$7,848

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
(Dollars in thousands)	2007	2006
Cash and cash equivalents, beginning of year	$355,303	$398,741
Cash flows from operating activities:
Net income	41,176	43,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,238	34,895
Minority interest in income of subsidiaries	20	—
Loss on disposal of assets	45	1,038
Deferred income taxes	(2,262)	(7,682)
Stock-based compensation – restricted stock	4,185	4,264
Stock-based compensation – all other	7,048	6,724
Excess tax benefit from stock-based compensation plans	(2,855)	—
Amortization of note issuance costs	985	984
Changes in assets and liabilities:
Accounts receivable	22,522	33,431
Other current assets	(5,258)	(2,787)
Other assets — operating	2,572	(2,457)
Accounts payable	(669)	699
Accrued compensation and related expenses	(9,360)	(5,317)
Accrued income taxes	8,510	11,005
Other accrued liabilities	(7,786)	(14,906)
Deferred revenues	21,902	20,563
Other liabilities	(552)	934

Net cash provided by operating activities	123,461	124,973
Cash flows from investing activities:
Increase in restricted cash	(10)	(127)
Purchases of available-for-sale cash investments	(165,136)	(346,539)
Maturities of available-for-sale cash investments	99,487	179,160
Sales of available-for-sale cash investments	81,984	160,571
Business combinations, net of cash acquired	(1,531)	(3,794)
Purchases of property, equipment and improvements	(11,225)	(7,847)
Proceeds from sale of property, equipment, and improvements	40	2
Capitalized software development costs	(17,228)	(18,923)
Increase in other assets — investing	(61)	(7)

Net cash used for investing activities	(13,680)	(37,504)
Cash flows from financing activities:
Repayments of long-term obligations	(33)	(29)
Payments on capital lease	(879)	(159)
Net proceeds from the issuance of common stock and reissuance of treasury stock	19,221	12,225
Purchases of treasury stock	(58,600)	(45,280)
Excess tax benefit from stock-based compensation plans	2,855	—

Net cash used for financing activities	(37,436)	(33,243)
Effect of exchange rate changes on cash	9,155	9,840

Net increase in cash and cash equivalents	81,500	64,066

Cash and cash equivalents, end of period	$436,803	$462,807

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED JUNE 30, 2007
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$52,572	$346	$3	$—	$52,921
Mobile and Embedded	7,789	16,725	—	—	24,514

Subtotal license fees	60,361	17,071	3	—	77,435
Intersegment license revenues	207	6,495	—	(6,702)	—

Total license fees	60,568	23,566	3	(6,702)	77,435

Services
Direct service revenue	123,446	11,784	—	—	135,230
Intersegment service revenues	147	7,275	—	(7,422)	—

Total services	123,593	19,059	—	(7,422)	135,230

Messaging	—	—	32,358	—	32,358

Total revenues	184,161	42,625	32,361	(14,124)	245,023

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	146,545	34,402	29,718	(14,124)	196,541

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	37,616	8,223	2,643	—	48,482

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology as a percentage of total revenue	20%	19%	8%	0%	20%

Cost of restructure - 2007 Activity	(51)	—	—	—	(51)
Amortization of other purchased intangibles	527	1,046	1,863	—	3,436
Amortization of purchased technology	403	2,003	931	—	3,337

Operating income (loss) before unallocated costs	$36,737	$5,174	$(151)	$—	$41,760

Other unallocated costs					6,166

Operating income after unallocated costs					35,594

Interest income and expense and other, net					5,142

Income before income taxes					40,736

Provision for income taxes					14,708

Net income					$26,028

Basic net income per share					$0.29

Shares used in computing basic net income per share					90,891

Diluted net income per share					$0.28

Shares used in computing diluted net income per share					92,972

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$100,887	$367	$17	$—	$101,271
Mobile and Embedded	14,428	31,101	—	—	45,529

Subtotal license fees	115,315	31,468	17	—	146,800
Intersegment license revenues	239	12,031	—	(12,270)	—

Total license fees	115,554	43,499	17	(12,270)	146,800

Services
Direct service revenue	241,829	23,052	—	—	264,881
Intersegment service revenues	174	14,058	—	(14,232)	—

Total services	242,003	37,110	—	(14,232)	264,881

Messaging	—	—	63,379	—	63,379

Total revenues	357,557	80,609	63,396	(26,502)	475,060

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	290,663	68,512	59,695	(26,502)	392,368

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	66,894	12,097	3,701	—	82,692

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology as a percentage of total revenue	19%	15%	6%	0%	17%

Cost of restructure - 2007 Activity	(47)	—	—	—	(47)
Amortization of other purchased intangibles	1,054	2,092	3,700	—	6,846
Amortization of purchased technology	805	4,006	1,847	—	6,658

Operating income (loss) before unallocated costs	$65,082	$5,999	$(1,846)	$—	$69,235

Other unallocated costs					12,226

Operating income after unallocated expenses					57,009

Interest income and expense and other, net					10,146
Minority interest					(20)

Income before income taxes					67,135

Provision for income taxes					25,959

Net income					$41,176

Basic net income per share					$0.45

Shares used in computing basic net income per share					91,020

Diluted net income per share					$0.44

Shares used in computing diluted net income per share					93,294

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS — SEGMENTS
The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment ( in 000s except percentage and per share amounts ) :

	Three Months Ended			Six Months Ended
	June 30, 2007			June 30, 2007

	Infrastructure	iAnywhere		Infrastructure	iAnywhere
	Platform Group	Solutions	Sybase 365	Platform Group	Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income (loss) before unallocated costs	36,737	5,174	(151)	65,082	5,999	(1,846)
Plus:
Amortization of acquisition-related intangible assets	930	3,049	2,794	1,859	6,098	5,547
Cost (Reversal) of restructure	(51)	0	0	(47)	0	0

Non-GAAP operating income before unallocated costs	$37,616	$8,223	$2,643	$66,894	$12,097	$3,701

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended September 30, 2007
(unaudited)

GAAP — based EPS	$0.30

Amortization of purchased intangibles	0.08
Amortization of stock compensation expense	0.06
Income tax effect of above adjustments	(0.04)

Non-GAAP EPS	$0.40

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2007
(unaudited)

GAAP — based EPS	$1.19

Amortization of purchased intangibles	0.29
Amortization of stock compensation expense	0.25
Income tax effect of above adjustments	(0.20)
Income tax effect	0.03

Non-GAAP EPS	$1.56

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.